Exhibit 10.5

Date: March 29, 2021

The Agreement:

CFO Direct's Proposal - Preparing Centry Pharma, Inc. (the Company) for its IPO on the NASDAQ

✓	Acting as the Company Controller and CFO, including management of the Company's accounting books (e.g. Quickbooks), payroll, benefits, and healthcare, as appropriate, in Israel and the US;

✓	Assist the Company in picking the financial auditor;

✓	Preparing the full package of the financial statements as mandated by the financial auditors for purposes of the IPO prospectus and process, including the 2020 YE audited financial and quarterly financials and comparable quarters, as applicable;

✓	Drafting all financial information of the prospectus and all related required actions together with the external professionals of the company;

✓	Supporting the Company during its discussions with the SEC and financial auditors;

✓	Acting as the Company's Controller and CFO including handling all financial ongoing aspects, including quarterly SEC financial filings post-IPO, as applicable.

✓	The Company may at any time hire its own financial personnel which will not change Direct CFO's and the Company's obligations pursuant to this Agreement;

OUR FEE

Our fee will be an amount of $100,000 upon a successful IPO on the NASDAQ.

Only if requested by the company, as from the successful completion of the registration on the NASDAQ, the Company shall retain CFO Direct Ltd. as the company’s CFO position for a monthly fee of NIS 30,000 plus VAT (the “CFO Fees”). The Monthly Fees will be paid by the 10th of each month.

Equity – Uri Ben-Or or any company owned by him, shall be entitled to 0.6% of the outstanding shares at founding of the Company as of the date of this agreement and prior to any shares issued by the Company pursuant to capital raises or ESOP grants, (the "Ben-Or Shares"). The Ben-Or Shares shall be subject to the customary 6-month lockup period in the event of an IPO.

This agreement will expire, unless otherwise extended in writing by both parties, on December 31, 2021. If agreement expires on December 31, 2021 and no IPO was consummated, CFO Direct will receive $25,000.

We appreciate the opportunity to serve you and would be very pleased to furnish any additional information you may request concerning our responsibilities and functions.

Best Regards,

CFO Direct Ltd.
Uri Ben-Or, CPA, MBA

/s/: Ron Bentsur
Centry Pharma, Inc.
By: Ron Bentsur
Chairman and CEO

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